EXHIBIT 10.1

EXECUTION VERSION
NEW TERM LOAN COMMITMENT AGREEMENT NO. 2

NEW TERM LOAN COMMITMENT AGREEMENT NO. 2 dated December 19, 2014 and effective as of the 2014 Euro Term Loan Closing Date (as defined below) (this “Commitment Agreement”) relating to the Credit Agreement dated as of December 17, 2012, and as amended and restated on December 18, 2013, and as further amended, restated, supplemented or otherwise modified prior to the date hereof (the “Credit Agreement”), among Spectrum Brands, Inc., as Lead Borrower (the “Lead Borrower”), Spectrum Brands Canada, Inc., as Canadian Borrower, Spectrum Brands Europe, GmbH, as German Borrower, SB/RH Holdings, LLC, as Holdings (“Holdings”), the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as the Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Lead Borrower has, by notice to the Administrative Agent delivered pursuant to Section 2.23(a) of the Credit Agreement, requested a New Term Loan (as defined in the Credit Agreement) in an aggregate principal amount equal to €150,000,000.

WHEREAS, each financial institution identified on the signature pages hereto as a “2014 Euro Term Loan Lender” (each, a “2014 Euro Term Loan Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of such 2014 Euro Term Loans and to become, if not already, a Lender for all purposes under the Credit Agreement.

The parties hereto therefore agree as follows:

SECTION 1.    Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Commitment Agreement becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2.    2014 Euro Term Loans.  Subject to and upon the terms and conditions set forth herein, each 2014 Euro Term Loan Lender party hereto severally agrees to make, on the 2014 Euro Term Loan Closing Date, a single loan of term loans (each, a “2014 Euro Term Loan”) in Euros to the Lead Borrower in an amount equal to the commitment amount (if any) set forth next to such 2014 Euro Term Loan Lender’s name in Schedule 1 hereto under the caption “2014 Euro Term Loan Commitment”.  The gross proceeds required to be funded by each 2014 Euro Term Loan Lender with respect to its 2014 Euro Term Loan Commitment, shall be equal to 99.75% of the principal amount of such 2014 Euro Term Loan. Immediately upon the incurrence of the 2014 Euro Term Loans on the 2014 Euro Term Loan Closing Date, (i) the 2014 Euro Term Loans shall be added as a new Class of Term Loans under the Credit Agreement, (ii) the 2014 Euro Term Loans shall constitute a separate Class of Term Loans apart from the Canadian Term Loans, the Tranche A Term Loans, the Tranche C Term Loans and the Initial Euro Term

Loans and (iii) the 2014 Euro Term Loans shall be secured by identical collateral and guaranteed on identical terms as the existing Tranche A Term Loans and Tranche C Term Loans.

SECTION 3.        Availability and Use of Proceeds.  The 2014 Euro Term Loans shall be used solely:  (i) to repay certain existing indebtedness of the Lead Borrower owing under the ABL Credit Agreement, (ii) to finance consideration and other amounts owing in connection with the direct or indirect acquisition (the “Acquisition”) by the Lead Borrower of the “Pet Assets” (as defined in the Acquisition Agreement), including 100% of the issued and outstanding capital stock of Iam Brands B.V., a private limited liability company organized under the laws of the Netherlands, pursuant to that certain Transaction Agreement, dated as of September 22, 2014, by and between the Procter & Gamble Company, as the seller party thereto (the “Seller”) and Spectrum Brands Holdings, Inc., as purchaser (as amended from time to time, the “Acquisition Agreement”) and (iii) with the balance of the proceeds thereof for working capital and general corporate purposes, including to finance future direct or indirect acquisitions permitted under the Credit Agreement and to pay fees and expenses incurred in connection with this Commitment Agreement and related transactions.

SECTION 4.    Applicable Euro Margin and Related Definitions.  a)  The “Applicable Euro Margin” shall mean, for any day (i) for the 2014 Euro Term Loans, which shall bear interest at a rate determined by reference to the Adjusted EURIBOR Rate (as defined below), 3.00% per annum.

(b)           The “Adjusted EURIBOR Rate” shall mean for the 2014 Euro Term Loans, with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the greater of (a) 0.75% and (b) the EURIBOR Rate (as defined below) in effect for such Interest Period.

(c)           The “EURIBOR Rate” shall mean for the 2014 Euro Term Loans, with respect to any Eurocurrency Borrowing in Euros for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Banking Federation of the European Union’s Interest Settlement Rates for deposits in Euros (as set forth by any service selected by the Administrative Agent that has been nominated by the Banking Federation of the European Union as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period, provided that if such rate is below zero, the “EURIBOR Rate” will be deemed to be zero; provided, further, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURIBOR Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Euros are offered for such relevant Interest Period to major banks in the European interbank market by an Affiliate of the Administrative Agent at approximately 11:00 a.m. (Brussels time) on the date that is two Business Days prior to the beginning of such Interest Period.

SECTION 5.    Repayment of 2014 Euro Term Loans; 2014 Euro Term Loan Maturity Date.  a)  The Lead Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the last day of each March, June, September and December, commencing March 31, 2015, or if any such date is not a Business Day, on the next preceding Business Day prior to the 2014 Euro Term Loan Maturity Date (each such date, a “2014 Euro Term Loan Repayment Date”), in each case in an amount equal to 0.25% of the original principal amount of the 2014 Euro Term Loans incurred by it (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d) of the Credit Agreement, as amended hereby), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)           To the extent not previously paid, the 2014 Euro Term Loans shall be due and payable together with accrued and unpaid interest on the principal amount to be paid to but excluding the date that is the seven year anniversary of the 2014 Euro Term Loan Closing Date (the “2014 Euro Term Loan Maturity Date”); provided, however, that if the aggregate outstanding principal amount of all of Spectrum’s 6.75% Unsecured Notes due March 15, 2020 (the “6.75% Notes”) or Spectrum’s 6.375% Senior Notes due November 15, 2020 (the “6.375% Notes”) (and, in each case, respectively, Permitted Refinancing in respect thereof that has a final scheduled maturity or requires amortization or repayment on or prior to original maturity of the 6.75% Notes or the 6.375% Notes, as applicable) is not repaid or defeased in full by the earlier of the date that is either (x) in the case of the 6.75% Notes, 91 days prior to the maturity of the 6.75% Notes and (y) in the case of the 6.375% Notes, 91 days prior to the maturity of the 6.375% Notes, the 2014 Euro Term Loans shall mature on such date.

(c)           All repayments required pursuant to this Section 5 shall be subject to Section 2.11 and Section 2.16 of the Credit Agreement, but shall otherwise be without premium or penalty.

SECTION 6.    Voluntary Prepayments.  Any voluntary prepayments of 2014 Euro Term Loans shall be applied to the outstanding principal amounts due on a 2014 Euro Term Loan Repayment Date in respect of such Class of Term Loans as directed by the Lead Borrower.

SECTION 7.    Repricing Transaction.  In the event that the 2014 Euro Term Loans are prepaid in whole or in part pursuant to Section 2.12(a) or Section 2.13(c) of the Credit Agreement, as amended hereby, or in the event of an assignment of such 2014 Euro Term Loans pursuant to Section 2.21(a)(iv) of the Credit Agreement, as amended hereby, in each case, in connection with a Repricing Transaction, on or prior to the date that is the six month anniversary of the 2014 Euro Term Loan Closing Date, the Lead Borrower shall pay to the relevant Lenders a prepayment fee equal to 1.00% of the principal amount so prepaid or assigned.

SECTION 8.    Other Terms.  Except as otherwise set forth in this Commitment Agreement, the 2014 Euro Term Loans shall have the same terms as the Tranche C Term Loans, and shall share ratably in any mandatory prepayment of Term Loans.

SECTION 9.    Technical Amendments to the Credit Agreement to Effect the 2014 Euro Term Loans.  To effect the 2014 Euro Term Loans in accordance with Section 2.23 of the Credit Agreement, effective on the 2014 Euro Term Loan Closing Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double- underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the amended Credit Agreement attached as Exhibit A hereto.

SECTION 10.   Representations and Warranties.  Each of Holdings and each Borrower represents and warrants:

(a)           the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the 2014 Euro Term Loan Closing Date after giving effect hereto and to any extension of loans requested to be made on the 2014 Euro Term Loan Closing Date and the application of the proceeds thereof, except to the extent such representations and warranties expressly relate to an earlier date (for purposes of this representation and warranty, (x) the reference to “Closing Date” in Section 3.22 of the Credit Agreement shall be deemed to refer to the 2014 Euro Term Loan Closing Date and such representation shall be made after giving effect to the 2014 Euro Term Loans made on the 2014 Euro Term Loan Closing Date and (y) the financial statements referenced in Section 3.05(a) of the Credit Agreement shall be deemed to refer to the financial statements most recently delivered by the Lead Borrower pursuant to Section 5.04 of the Credit Agreement);

(b)           at the time of and immediately after the 2014 Euro Term Loan Closing Date after giving effect hereto and to any extension of loans requested to be made on the 2014 Euro Term Loan Closing Date and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

(c)           each of Holdings, the Lead Borrower and each U.S. Subsidiary Guarantor has the power and authority to execute, deliver and perform its obligations under this Commitment Agreement and under each of the Loan Documents and each other agreement or instrument contemplated thereby as amended or supplemented hereby to which it is a party and, in the case of the Lead Borrower, to borrow hereunder;

(d)           the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action of Holdings, the Lead Borrower and each U.S. Subsidiary Guarantor and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Lead Borrower or any U.S. Subsidiary Guarantor, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which Holdings, the Lead Borrower or any U.S. Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrowers or with respect to each Borrower, any of their respective Restricted Subsidiaries (other than any Lien created under the Security Documents or the ABL Documents);

(e)           this Commitment Agreement has been duly executed and delivered by each Loan Party party hereto, and this Commitment Agreement and each Loan Document to which it is a party as amended or supplemented hereby constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability;

(f)           no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated hereby, except for such as have been made or obtained prior to the 2014 Euro Term Loan Closing Date and are in full force and effect on the 2014 Euro Term Loan Closing Date;

(g)           after giving effect to the 2014 Euro Term Loans and the application of the proceeds thereof, the aggregate amount of all 2014 Euro Term Loan Commitments provided pursuant to Section 2.23 of the Credit Agreement and the aggregate principal amount of all 2014 Euro Term Loans to be made pursuant hereto will not exceed the Maximum Incremental Amount; and

(h)           the terms of this Commitment Agreement comply with the requirements of Section 2.23 of the Credit Agreement.

SECTION 11.   Conditions to the 2014 Euro Term Loan Closing Date.  This Commitment Agreement shall become effective as of the first date occurring on or prior to December 19, 2014 (such first date, the “2014 Euro Term Loan Closing Date”) when each of the following conditions shall have been satisfied:

(a)           the Administrative Agent shall have received from Holdings, the Lead Borrower and each U.S. Subsidiary Guarantor, each 2014 Euro Term Loan Lender and the Administrative Agent an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)           the representations and warranties set forth in Section 10 above shall be true and correct in all material respects on and as of the 2014 Euro Term Loan Closing Date after giving effect hereto and to any extension of loans requested to be made on the 2014 Euro Term Loan Closing Date and the application of the proceeds thereof (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects after taking into account such qualification and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects after taking into account such qualification, as the case may be) as of such specified date);

(c)           no Default or Event of Default shall have occurred and be continuing or shall result from the borrowing of the 2014 Euro Term Loans;

(d)           the Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Lead Borrower and (x) certifying the matters referred to in clauses (b) and (c) above of this Section 11 and (y) designating whether the 2014 Euro Term Loans are to be treated as incurred under clause (a) and/or clause (b), as applicable, of the definition of “Maximum Incremental Amount” in the Credit Agreement;

(e)           the Administrative Agent shall have received a Solvency Certificate from the chief financial officer of the Lead Borrower (after giving effect to the 2014 Euro Term Loans made on the 2014 Euro Term Loan Closing Date and the application of the proceeds thereof) substantially in the form attached as Exhibit L to the Credit Agreement;

(f)           the Administrative Agent and any “Engagement Party” (each, an “Engagement Party”) referred to in the engagement letter (the “Engagement Letter”) entered into in connection herewith shall have received, by wire transfer of immediately available funds, all applicable fees and other amounts due and payable on or prior to the 2014 Euro Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder, under such Engagement Letter or under any other Loan Document, including the reasonable fees, charges and disbursements of White & Case LLP, counsel for the Engagement Parties and the Administrative Agent;

(g)           the Administrative Agent shall have received (i) either (x) a copy of the certificate or articles of incorporation or equivalent organizational document, including all amendments thereto, of each Loan Party party hereto, and in the case of each U.S. Loan Party party hereto, certified as of a recent date by the Secretary of State of the state of its organization or (y) confirmation from such Loan Party that there has been no change to such organizational documents since last delivered to the Administrative Agent, (ii) a certificate as to the good standing of each Loan Party party hereto as of a recent date, from such Secretary of State or other applicable similar Governmental Authority; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party party hereto dated the 2014 Euro Term Loan Closing Date and certifying (A) that (x) attached thereto is a true and complete copy of the by-laws, operating agreement or similar governing document of such Loan Party as in effect on the 2014 Euro Term Loan Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below or (y) there has been no change to such governing documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that any attached certificate or articles of incorporation, equivalent organizational document, by-law, operating agreement or similar governing document of such Loan Party have not been amended (in the case of the articles of incorporation of each U.S. Loan Party since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above), and (D) to the extent not previously delivered to the Administrative Agent as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;

(h)           the Administrative Agent shall have received a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for Holdings and the Lead Borrower reasonably acceptable to the Administrative Agent, (A) dated the 2014 Euro Term Loan Closing Date and (B) the Lead Borrower hereby requests such counsel to deliver such opinion;

(i)           to the extent not previously delivered, the Administrative Agent shall have received at least 3 Business Days prior to the 2014 Euro Term Loan Closing Date (unless otherwise agreed by the Engagement Parties), to the extent requested by the Administrative Agent at least 5 Business Days prior to the 2014 Euro Term Loan Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(j)           the Administrative Agent shall have received a notice of Borrowing as required by Section 2.03 of the Credit Agreement.

SECTION 12.   Post-Closing Obligations.  Within sixty (60) days of the 2014 Euro Term Loan Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received:

(a)           a fully executed counterpart of an amendment to each Existing Mortgage (individually, a “Mortgage Amendment” and, collectively, “Mortgage Amendments”; together with the Existing Mortgages, as amended by the applicable Mortgage Amendments, if any, individually, an “Amended Mortgage” and, collectively,  “Amended Mortgages”), each duly executed by the applicable U.S. Loan Party, together with evidence that such counterparts have been delivered to the title insurance company insuring the Amended Mortgages for recording;

(b)           a date down and modification endorsement or an ALTA 11 endorsement in connection with each existing lender’s title insurance policy insuring each Existing Mortgage or to the extent unavailable, a new lender’s title insurance policy, insuring that each Amended Mortgage is a valid and enforceable Lien on the applicable Mortgaged Property, free of any other Liens except Liens permitted by Section 6.02 of the Credit Agreement or Liens arising by operation of law, at the time of recordation thereof; and

(c)           such affidavits, certificates, information and instruments of indemnification, including, without limitation, memoranda of intercreditor agreement executed by the Administrative Agent and the ABL Administrative Agent, in each case, to the extent required to induce the title company to issue the endorsements and/or title insurance policies contemplated in subparagraph (b) above and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsements and/or title insurance policies.

SECTION 13.   Acknowledgment of 2014 Euro Term Loan Lenders.  Each 2014 Euro Term Loan Lender expressly acknowledges that neither any Agent, nor any Engagement Party, nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by any Agent or Engagement Party hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or any Engagement Party to any 2014 Euro Term Loan  Lender.  Each 2014 Euro Term Loan Lender represents to the Agents and the Engagement Parties that it has, independently and without reliance upon any Agent, Engagement Party or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its 2014 Euro Term Loans hereunder and enter into this Commitment Agreement and become a Lender under the Credit Agreement.  Each 2014 Euro Term Loan Lender also represents that it will, independently and without reliance upon any Agent, Engagement Party or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Each 2014 Euro Term Loan Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Commitment Agreement, (b) agrees that it shall be bound by the terms of the Loan Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Agents as the agents of such 2014 Euro Term Loan Lender under the Credit Agreement and the other Loan Documents, and each 2014 Euro Term Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.

SECTION 14.   Governing Law .  This Commitment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 15.   Confirmation of Guarantees and Security Interests.  By signing this Commitment Agreement, each Loan Party party hereto hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the 2014 Euro Term Loans contemplated by this Commitment Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Holdings/Lead Borrower Guaranty, the U.S. Subsidiary Guaranty, the Security Documents, and the other Loan Documents, (ii) constitute “Obligations”, “U.S. Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of the Credit Agreement, the Security Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Holdings/Lead Borrower Guaranty, the U.S. Subsidiary Guaranty, the Security Documents, and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each 2014 Euro Term Loan Lender shall be a “Secured Party”, a “U.S. Secured Party”, a “Secured Creditor” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents.  Each Loan Party party hereto ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 16.   Credit Agreement Governs.  This Commitment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 17.   Counterparts.  This Commitment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Commitment Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Commitment Agreement.

SECTION 18.   Miscellaneous.  This Commitment Agreement shall constitute a “New Term Loan Commitment Agreement” and a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  The 2014 Euro Term Loans shall constitute “New Term Loans” for all purposes of the Credit Agreement and the other Loan Documents. The Lead Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Commitment Agreement and the transactions contemplated hereby.  The provisions of this Commitment Agreement are deemed incorporated as of the 2014 Euro Term Loan Closing Date into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, each of the Lead Borrower and the Administrative Agent hereby consent to each 2014 Euro Term Loan Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the 2014 Euro Term Loan Closing Date.  In addition, the Lead Borrower hereby consents to the assignment by any 2014 Euro Term Loan Lender of all or a portion of its 2014 Euro Term Loans to any bank, financial institution or other investor identified by any Engagement Party in writing to the Lead Borrower on or prior to the date hereof.

SECTION 19.   Electronic Execution.  The words “execution,” “signed,” “signature,” and words of like import in this Commitment Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Agreement to be duly executed as of the date first above written.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President, Secretary and General Counsel

[Signature Page to New Term Loan Commitment Agreement No. 2]

APPLICA MEXICO HOLDINGS, INC.
NATIONAL MANUFACTURING CO.
NATIONAL MANUFACTURING MEXICO A LLC
NATIONAL MANUFACTURING MEXICO B LLC
PRICE PFISTER, INC.
ROV INTERNATIONAL HOLDINGS LLC
SCHULTZ COMPANY
UNITED INDUSTRIES CORPORATION
UNITED PET GROUP, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President

BALDWIN HARDWARE CORPORATION
KWIKSET CORPORATION
WEISER LOCK CORPORATION

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President and Treasurer

ROV HOLDING, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary

LIQUID FENCE CO., INC.

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President

[Signature Page to New Term Loan Commitment Agreement No. 2]

TELL MANUFACTURING, INC. TELL SOURCING, INC. TELL DOORS & WINDOWS, LLC DAI NENG US IMPORTS, LLC NATIONAL OPENINGS, LLC

By:	/s/ Brent Esplin
	Name:	Brent Esplin
	Title:	Chief Financial Officer, Treasurer and Secretary

[Signature Page to New Term Loan Commitment Agreement No. 2]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as 2014 Euro Term Loan Lender

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

By:	/s/ Kirk L. Tashjian
	Name:	Kirk L. Tashjian
	Title:	Vice President

[Signature Page to New Term Loan Commitment Agreement No. 2]

SCHEDULE 1

Name of 2014 Euro Term Loan Lender	2014 Euro Term Loan Commitment
Deutsche Bank AG New York Branch	€150,000,000
Total: €150,000,000